UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2023
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
         Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

As previously announced in the Current Report on Form 8-K filed by UpHealth, Inc. (the “Company”) with the Securities and Exchange Commission on February 27, 2023 (the “February 27 Current Report”), on February 26, 2023, UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”) and a wholly-owned subsidiary of the Company, agreed to sell 100% of the outstanding capital stock of UpHealth Holdings’ wholly-owned subsidiary, Innovations Group, Inc., a Utah corporation (“IGI” and, together with each of IGI’s wholly-owned subsidiaries, the “Group Companies”), to Belmar MidCo, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation, a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated February 26, 2023, by and among the Company, UpHealth Holdings, IGI and Buyer (all of the transactions contemplated by the Stock Purchase Agreement, the “Transactions”).

On May 11, 2023, the Company completed the closing of the Transactions (the “Closing”). The gross cash proceeds from the Transactions were approximately $56,000,000, before adjustments for the Group Companies’ net working capital, closing debt and accrued but unpaid expenses related to the Transactions, and less the Escrow Amount (as defined in the Stock Purchase Agreement). Following the Closing, in connection with a customary adjustment to the Purchase Price (as defined in the Stock Purchase Agreement), which adjustment is expected to occur no earlier than 60 days following the date of the Closing, the Purchase Price will be increased by the amount of unrestricted cash and cash equivalents of the Group Companies as of 11:59 p.m. Pacific Time on the day immediately prior to the date of the Closing, if any.

The above description of the Stock Purchase Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Stock Purchase Agreement, a copy of which was included as Exhibit 2.1 to the February 27 Current Report, and the terms of which are incorporated in this Current Report on Form 8-K (this “Current Report”) by reference.

Item 8.01    Other Events.

On May 11, 2023, the Company issued a press release announcing the Closing of the Transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Item
99.1	Press release, dated May 11, 2023, announcing the Closing of the Transactions.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2023

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer